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                                                                   EXHIBIT 10.10

                            STOCK PURCHASE AGREEMENT
                                       FOR
                                JERROLD B. SMITH

         THIS AGREEMENT is effective the 16th day of November, 2001, between INTERMOUNTAIN COMMUNITY BANCORP and JERROLD B. SMITH.

                                    RECITALS

         A. On date of execution hereof, JERROLD B. SMITH has or will enter into an executive employment agreement with INTERMOUNTAIN COMMUNITY BANCORP (IMCB); and

         B. As additional consideration to SMITH for entering into the Executive Employment Agreement IMCB is willing to provide a bonus to SMITH upon the terms and conditions set forth herein.

         WHEREFORE, BASED UPON THE FOREGOING RECITALS, THE EXECUTIVE EMPLOYMENT AGREEMENT AND THE TERMS AND CONDITIONS CONTAINED HEREIN, THE PARTIES AGREE AS
FOLLOWS:

         1. On or before December 15, 2001, SMITH, shall purchase shares of IMCB stock for an aggregate purchase price of $125,000.00. Such purchases shall be made either on the open market or through SMITH's exercise of vested stock options. In the event SMITH completes the stock purchase on or prior to December 15, 2001, and executes the Executive Employment Agreement referenced in the recitals above, INTERMOUNTAIN COMMUNITY BANCORP shall pay to SMITH in the form of a bonus the total sum of $125,000.00, which shall be paid in annual installments of $25,000.00 per year, with the first payment due on or before December 16,

STOCK PURCHASE AGREEMENT
JERROLD B. SMITH 1B

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2001, and like annual payments due on or before the 16th day of December of each year until the final payment on December 16, 2005. All annual payments shall be subject to standard withholding.

         2. The annual bonus payments identified herein shall not be considered earned until actually paid pursuant to this agreement and to qualify for each annual payment, SMITH must still be a full time employee on each payment date. Any vested and unpaid bonus will be forfeited if SMITH leaves the employment of the bank (1) by his own volition; or (2) is terminated for just cause. Under the following circumstances, SMITH will become fully vested and will be entitled to be paid, in cash, the balance of the bonus amount upon the following events:

                  (a)      Death;

                  (b)      Permanent disability; or

                  (c) In the event more than fifty (50%) percent of the stock of IMCB is sold or there has been a change of control as a result of a merger.

         3. The benefits contemplated by this agreement are hereby expressly declared to be non-assignable and any such attempt at assignment shall be void and of no effect.

         4. This agreement shall be binding upon and shall inure to the benefit of the parties and their successors or assigns.

INTERMOUNTAIN COMMUNITY BANCORP

  /s/ John B. Parker                              /s/ Jerrold B. Smith
-----------------------------------------         -----------------------------
By: JOHN B. PARKER, Chairman of the Board         JERROLD B. SMITH


STOCK PURCHASE AGREEMENT
JERROLD B. SMITH 1B